Exhibit 10.14

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

PRICING AGREEMENT

This Pricing Agreement (“Agreement”) is entered into as of the date of last signature (“Effective Date”) by and between Personalis, Inc. (hereinafter “Personalis”), a California corporation, having a place of business at 1330 Obrien Dr., Menlo Park CA 94025-1436, and Illumina, Inc., a Delaware corporation, having a place of business at 5200 IIlumina Way, San Diego, CA 92122 (hereinafter “Seller”) referred to individually as “Party” and collectively as “Parties.”

WHEREAS, Personalis has requested from Seller certain product pricing, with such pricing to become effective if and when the products become commercially available; and

WHEREAS, Seller has provided such product pricing to Personalis, with such pricing to become effective if and when the products become commercially available;

NOW THEREFORE, in consideration of the mutual promises set forth herein, the Parties hereby agree to the terms and conditions of the Agreement as follows:

1.	Products and Pricing

If and when the Product is made commercially available, the Product shall be made available to Personalis for purchase pursuant to the pricing listed in Table 1.0.

“Product” or “Kit” means NovaSeg™ 5000/6000 S4 Reagent Kit (300 cycles) (Catalog number to be determined)

“Fiscal Year” or “FY” means January 1 through December 31 of the current calendar year (as defined in Table 1.0).

Table 1.0

Pricing per Kit Based on Volume Commitment For Fiscal Year (FY)
Number of Genomes	# S4 Kits	10/11/17 - 06/30/19	07/01/19 - 12/31/19	01/01/20 - 12/31/20	01/01/21- 12/31/21	01/01/22 - 12/31/22
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If and when the Product is made commercially available, and on an annual basis thereafter, Seller will issue Personalis an annual standing quote that will represent pricing for the Products made available to Personalis, consistent with Table 1.0 for the applicable Fiscal Year (“Annual Standing Quote”). The Annual Standing Quote will be valid during the Fiscal Year. With respect to such Annual Standing Quote, for Products shipped during each Fiscal Year referenced in Table 1.0, Illumina shall make available to Customer the price corresponding to the number of Kits for which Customer has committed to Illumina that Customer would purchase and take delivery of during such Fiscal Year (“Purchase Commitment”). Purchase orders for Products shall be issued against the appropriate standing quote provided by Seller to Personalis. In the event Customer does not meet the applicable Purchase Commitment for a Fiscal Year, Customer may opt for (i) Customer to take delivery of and pay Illumina for additional Kits such that Customer meets the applicable Purchase Commitment, or (ii) Illumina to invoice Customer and Customer shall pay to Illumina the difference between the pricing that Illumina made available to Customer during the applicable Fiscal Year and the pricing Customer should have received based on the actual purchases of Kits during the applicable Fiscal Year.

Pricing offered in Table 1.0 is conditioned upon the following:

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2.	Terms and Conditions

If and when the Product is made commercially available, the Product shall be made available to Personalis for purchase exclusively pursuant to Seller’s then-current terms and conditions located at: https://www.illumina.com/content/dam/illumina-marketing/documents/terms-conditions/united-states/usa-terms-and-conditions-of-sale-general.pdf.

3.	Payment Terms

Seller will invoice upon shipment. For purchases against this Agreement only, all payments are due within [    ] days of the date of the invoice. All amounts due shall be paid in the currency found on the invoice. If payment is made by wire or other electronic funds transfer, Personalis is solely responsible for any bank or other fees charged, and will reimburse Seller for any such fees. If any payment is not made by the due date Seller may exercise all rights and remedies available by law. Personalis shall pay for all costs (including reasonable attorneys’ fees) incurred by Seller in connection with the collection of late payments. Each purchase order is a separate, independent transaction, and Personalis has no right of set-off against other purchase orders or other transactions with Seller. Seller will determine payment terms on a per-order basis and may modify credit terms in its discretion. Any amounts not paid when due will accrue interest at the rate of [    ], or the maximum amount allowed by law, if lower.

The Parties indicate their agreement by their signatures of their respective authorized representatives.

PERSONALIS		ILLUMINA, INC.

By:	/s/ Carol J. Tillis	By:	/s/ Nicole Berry
Name:	Carol J. Tillis	Name:	Nicole Berry
Title:	VP Finance & Administration	Title:	VP, AMR Sales
Date:	11/22/2017	Date:	11/21/2017